SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 13, 2006

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas 78746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry Into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

SIGNATURES

Item 1.01.	Entry Into a Material Definitive Agreement

Effective February 13, 2006, Michael A. Aviles became the President and Chief Executive Officer of Vignette Corporation (the “Company”). In addition, Mr. Aviles will also serve as a member of the Board of Directors of the Company.

Mr. Aviles will receive an annual salary of $360,000 and will be eligible to participate in an executive performance bonus plan with an annual target amount of at least 100% of his annual salary with a maximum payout amount of at least 150% of his annual base salary. The bonus will be paid on a semi-annual basis on attainment of individual and Company performance goals. For the fiscal 2006 year, Mr. Aviles has been guaranteed a minimum bonus of 50% of his annual salary. In the event Mr. Aviles is terminated by the Company without cause or Mr. Aviles resigns for good reason, then Mr. Aviles will receive severance payments in the amount of twelve months of his base salary, plus the amount of the bonus he was paid for the 12 months prior to the termination date. In the event such termination occurs in the first 12 months of his employment, Mr. Aviles would receive 100% of his target bonus.

Mr. Aviles was granted a stock option to purchase 300,000 shares of the Company’s common stock (the “Option”). Twenty-five percent (25%) of the shares subject to the Option will become vested on February 13, 2007 and the reminder will vest quarterly thereafter at a rate of 6.25% per quarter. Mr. Aviles was also awarded a restricted stock grant of 100,000 shares (the “Restricted Stock”) that will become fully vested on February 13, 2009. In the event Mr. Aviles is terminated by the Company without cause or Mr. Aviles resigns for good reason, then (i) the vesting of the Option will accelerate as though Mr. Aviles had completed one additional year of service with the Company; provided, however, that no more than an additional 25% of the unvested options at the time of such termination shall vest pursuant to this acceleration and (ii) the Restricted Stock will accelerate as follows: 25% of the total number of shares granted in the event such termination occurs after the first anniversary of employment but prior to the second anniversary and 50% of such total number of shares granted in the event such termination occurs after the second anniversary of employment but prior to the third anniversary.

The Company intends to grant additional option grants and/or restricted stock awards to Mr. Aviles from time to time in the future although such additional grants and awards may or may not include the acceleration provisions described above.

Mr. Aviles’ offer letter, Option Agreement and Restricted Stock Agreement will be filed as material contracts with the Company’s next periodic report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As described above, on February 13, 2006, Michael A. Aviles, age 45, was appointed the Company’s President and Chief Executive Officer. In addition, Mr. Aviles will serve as a member of the Company’s Board of Directors. Mr. Aviles will not serve on any committees of the Board of Directors. Prior to joining the Company, Mr. Aviles served as Chairman, President and Chief Executive Officer of Activant Solutions Inc., a privately-held software and information services provider, from July 2002 until 2004 and as President and Chief Operating Officer of Activant from June 1999 until July 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: February 14, 2006	By:	/s/ Charles W. Sansbury
Charles W. Sansbury Chief Financial Officer